SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 04/30/2003
FILE NUMBER 811-1424
SERIES NO.: 11


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                  33,869
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                  26,169
              Class C Shares                   4,360
              Class R Shares                      62
              Institutional Class                  1


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $13.51
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                $12.85
              Class C Shares                $12.84
              Class R Shares                $13.49
              Institutional Class           $13.60